Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

In connection with the Annual Report of Access Worldwide Communications, Inc. (the “Company”) on Form 10-K for the year ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shawkat Raslan, Chief Executive Officer of the Company, respectively, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Shawkat Raslan
Shawkat Raslan Chairman of the Board, President and Chief Executive Officer (principal executive officer)

March 31, 2008